Exhibit 16

November 3, 2025

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Renasant Corporation’s statements included under Item 4.01(a) of its Form 8-K filed on November 3, 2025 and we agree with such statements concerning our firm.

/s/ HORNE LLP